As filed with the Securities and Exchange Commission on March 10, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

52-1375208

(I.R.S. Employer

Identification Number)

3900 McCarty Lane

Lafayette, Indiana 47905

(765) 771-5310

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael N. Pettit

Chief Financial Officer

Wabash National Corporation

3900 McCarty Lane

Lafayette, Indiana 47905

(765) 771-5310

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Jason M. Hille

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, WI 53202

(414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Common Stock

Debt Securities

Preferred Stock

Warrants

Units

We may, from time to time, offer, issue and sell senior or subordinated debt securities, preferred stock, common stock, warrants to purchase our debt securities, preferred stock or common stock, as well as units that include any of these securities. The debt securities, preferred stock and warrants we may offer may be convertible into or exercisable or exchangeable for debt, common or preferred stock or other securities of the Company. We refer to our senior or subordinated debt securities, preferred stock, common stock, warrants and units collectively as the “securities.” We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

This prospectus describes some of the general terms that may apply to the securities we or any selling securityholders may offer and sell and the general manner in which they may be offered. Each time we or any selling securityholders offer securities pursuant to this prospectus, we or any selling securityholders will provide one or more supplements to this prospectus or free writing prospectuses that contain specific information about the offering and the terms of any securities being sold. Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update or change information contained in this prospectus.

We or any selling securityholder may offer and sell these securities to or through agents, underwriters, dealers or directly to purchasers, on a continuous or delayed basis. The names of any agents, underwriters or dealers and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “WNC.”

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Investing in our securities involves risks. Please see “Risk Factors” on page 1 for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2023

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we or any selling securityholder may sell any combination of the securities described in this prospectus in one or more offerings from time to time.

This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we or any selling securityholder sell securities pursuant to this prospectus, we or such selling securityholder will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” and any free writing prospectus that we may prepare and distribute.

Neither this prospectus, nor any accompanying prospectus supplement nor any free writing prospectus that we have authorized contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor any selling securityholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying supplement to this prospectus or any free writing prospectus that may be incorporated by reference into this prospectus or any prospectus supplement or any documents incorporated by reference into this prospectus or any prospectus supplement. We take no responsibility for any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any free writing prospectus. Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any accompanying prospectus supplement or any free writing prospectus or any other offering materials is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any accompanying prospectus supplement or any free writing prospectus is delivered or securities are sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “Wabash,” “Wabash National,” “we,” “us” and “our” and similar terms refer to Wabash National Corporation and our subsidiaries on a consolidated basis, as appropriate in the context.

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RISK FACTORS

Investing in our securities involves risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement, and in the documents we incorporate by reference in this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I - Item 1A. Risk Factors” of our most recent Form 10-K, as updated by the additional risks and uncertainties set forth in other filings we make with the SEC or any accompanying prospectus supplement. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

THE COMPANY

Wabash National Corporation, which we refer to herein as “Wabash,” the “Company,” “us,” “we,” or “our,” is Changing How the World Reaches You®. Wabash was founded in 1985 and incorporated as a corporation in Delaware in 1991, with its principal executive offices in Lafayette, Indiana, as a dry van trailer manufacturer. Today we are the visionary leader of connected solutions for the transportation, logistics, and distribution industries.

To that end, we design and manufacture a diverse range of products, including dry freight and refrigerated trailers, platform trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, transportation, logistics, and distribution industry parts and services, and specialty food grade processing equipment. We have achieved this diversification through acquisitions, organic growth, and product innovation.

We believe our position as a leader in our key industries is the result of longstanding relationships with our core customers, our demonstrated ability to attract new customers, our broad and innovative product lines, our engineering leadership, and our extensive distribution and service network. More importantly, we believe our leadership position is indicative of the Values and Leadership Principles that guide our actions.

The address of our principal executive office is 3900 McCarty Lane, Lafayette, Indiana 47905 and our telephone number is (765) 771-5310. Our internet website is www.onewabash.com. We make our electronic filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file them with or furnish them to the SEC. Information on the website is not part of, or incorporated by reference into, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. The SEC maintains a website, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available to you in the Investors section of our website at http://www.onewabash.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents set forth below, the file number for each of which is 001-10883, that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023; and

•

the description of our common stock, par value $.01 per share, contained in our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on October 4, 1991, including any amendments or reports filed to update such information.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part, and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities, shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above under the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Wabash National Corporation

Attention: Corporate Secretary

3900 McCarty Lane

Lafayette, Indiana 47905

(765) 771-5310

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Forward-looking statements convey the Company’s current expectations or forecasts of future events. Our “forward-looking statements” include, but are not limited to, statements regarding:

•	demand for our products and the sensitivity of demand to economic conditions;

•	the highly cyclical nature of our business;

•	economic weakness and its impact on the markets and customers we serve;

•	our backlog and indicators of the level of our future revenues;

•	ongoing inflation;

•	the COVID-19 pandemic, or other outbreaks of disease or similar public health threats;

•	reliance on a limited number of suppliers of raw materials and components, price increases of raw materials and components, and our ability to obtain raw materials and components;

•	our ability to realize all of the expected enhanced revenue, earnings, and cash flow from our agreement to create Wabash Parts LLC;

•	reliance on information technology to support our operations and our ability to protect against service interruptions or security breaches;

•	our ability to attract and retain key personnel or a sufficient workforce;

•	our ability to execute on our long-term strategic plan and growth initiatives or to meet our long-term financial goals;

•	volatility in the supply of vehicle chassis and other vehicle components;

•	changes in our customer relationships or in the financial condition of our customers;

•	significant competition in the industries in which we operate including offerings by our competitors of new or better products and services or lower prices;

•	our competition in the highly competitive specialized vehicle industry;

•	market acceptance of our technology and products or market share gains of competing products;

•	disruptions of manufacturing operations;

•	our ability to effectively manage, safeguard, design, manufacture, service, repair, and maintain our leased (or subleased) trailers;

•	current and future governmental laws and regulations and costs related to compliance with such laws and regulations;

•	changes to U.S. or foreign tax laws and the effects on our effective tax rate and future profitability;

•	changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences;

•	the effects of product liability and other legal claims;

•	climate change and related public focus from regulators and various stakeholders;

•	our ability to meet environmental, social, and governance (“ESG”) expectations or standards or to achieve our ESG goals;

•	impairment in the carrying value of goodwill and other long-lived intangible assets;

•	our ability to continue a regular quarterly dividend;

•	our ability to generate sufficient cash to service all of our indebtedness;

•	our indebtedness, financial condition and fulfillment of obligations thereunder;

•	increased risks of international operations;

•	provisions of our New Senior Notes which could discourage potential future acquisitions of us by a third party;

•	the risks related to restrictive covenants in our New Senior Notes indenture and Credit Agreement (each, as defined below), including limits on financial and operating flexibility;

•	price and trading volume volatility of our common stock; and

•	assumptions relating to the foregoing.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in this prospectus. Important risks and factors that could cause our actual results to be materially different from our expectations include the factors that are disclosed in “Part 1 - Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K as updated by the additional risks and uncertainties set forth in other filings we make with the SEC or any accompanying prospectus supplement. You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. Each forward-looking statement contained in this prospectus reflects management’s view only as of the date on which that forward-looking statement was made. We are not obligated to update forward-looking statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

Any accompanying prospectus supplement will set forth our intended use of the net proceeds from the sale of our securities offered by us, which could include, among other uses, general corporate purposes.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF OUR COMMON STOCK

The following description of our common stock and provisions of our amended and restated certificate of incorporation, as amended (“certificate of incorporation”) and amended and restated bylaws, as amended (“bylaws”), are summaries and are qualified by reference to our certificate of incorporation and our bylaws that are filed as exhibits to the registration statement that includes this prospectus. The General Corporation Law of the State of Delaware (the “DGCL”) may also affect the terms of our common stock.

Authorized and Outstanding Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, par value $.01 per share, and up to 25,000,000 shares of preferred stock, par value $.01 per share. As of February 15, 2023, there were 47,513,057 shares of our common stock outstanding.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WNC.”

Dividends

Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors on our common stock, subject to any preferential dividend rights of outstanding preferred stock, and subject to any applicable contractual restrictions and limitations, including as a result of our current amended and restated credit facility.

Fully Paid and Non-Assessable

All shares of our outstanding common stock are fully paid and non-assessable.

Voting Rights

Holders of our common stock are entitled to attend all annual and special meetings of our stockholders and to vote upon any matter, including, without limitation, the election of directors. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Our bylaws, may be amended or repealed by the board of directors or by stockholders casting 66 2/3% of our outstanding stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive their ratable portion of our assets legally available for distribution after the payment of all debts and other liabilities and subject to the rights of outstanding preferred stock, if any.

Other Rights and Restrictions

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer his, her or its shares of common stock.

Anti-Takeover Provisions

Organizational Documents. Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual or special meeting of stockholders may only be taken if it is properly brought before the meeting or taken by written action in lieu of a meeting by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote were present and void. Our bylaws further provide that special meetings of stockholders may only be called by our President, board of directors, or chairperson of the board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals and director nominations to be brought before an annual meeting of stockholders. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholders’ meeting actions that are favored by the holders of a majority of our outstanding voting securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is the Equiniti Trust Company.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general provisions of the debt securities that may be offered by means of this prospectus. The particular terms of the debt securities being offered and the extent to which the general provisions described below apply will be described in a prospectus supplement relating to the debt securities.

Any senior debt securities offered by means of this prospectus will be issued under a senior debt securities indenture dated as of April 23, 2012 between Wabash and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee, as amended or supplemented from time to time, which we refer to as the “Senior Debt Securities Indenture.” Any subordinated debt securities offered by means of this prospectus will be issued under a separate subordinated debt securities indenture, as amended or supplemented from time to time, which we refer to as the “Subordinated Debt Securities Indenture,” between Wabash and such trustee as may be appointed by Wabash. The Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture are referred to in this prospectus individually as the “Indenture” and collectively as the “Indentures.” The Indentures have been filed as exhibits to the Registration Statement of which this prospectus is a part. The Indentures will be available for inspection at the corporate trust office of the trustee or as described above under “Where to Find Additional Information.”

The Indentures are and will be subject to and governed by the Trust Indenture Act of 1939. The description of the Indentures set forth below assumes that Wabash has entered into both of the Indentures. Wabash has executed and delivered the Senior Debt Securities Indenture and will execute and deliver the Subordinated Debt Securities Indentures when and if it issues debt securities thereunder. The statements made in this prospectus relating to the Indentures and the debt securities to be issued under the Indentures are summaries of some provisions of the Indentures and such debt securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such debt securities. Unless otherwise specified, capitalized terms used but not defined in this prospectus have the meanings set forth in the Indentures.

General

The debt securities offered by means of this prospectus will be direct obligations of Wabash. Senior debt securities will rank equally in right of payment with other senior and unsubordinated debt of Wabash that may be outstanding from time to time, and will rank senior in right of payment to all subordinated debt securities of Wabash that may be outstanding from time to time. Subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt of Wabash, as described under “Subordination” below.

Each Indenture provides that debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by one or more resolutions of the board of directors of Wabash or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

Each Indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities. Any trustee under either Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee will be appointed by Wabash, by or pursuant to a resolution adopted by the board of directors, to act with respect to such series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other trustee thereunder, and, except as otherwise indicated herein or therein, any action described to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.

The supplement to this prospectus relating to the series of debt securities being offered will contain information on the specific terms of such debt securities, including:

(1)	the title of such series of debt securities;

(2)	the classification of such debt securities as senior debt securities or subordinated debt securities;

(3)	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(4)

the percentage of the principal amount of such debt securities that will be issued and, if other than the entire principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount thereof that is convertible in accordance with the provisions of the applicable Indenture, or the method by which such portion shall be determined;

(5)

the terms and conditions, if any, upon which such debt securities may be convertible into or exchangeable for other securities of Wabash or securities of another person and the terms and conditions upon which such conversion or exchange will be effected, including, without limitation, whether such debt securities are convertible into or exchangeable for common stock or other capital stock of Wabash or such other person, the initial conversion price or rate (or manner of calculation thereof), the portion that is convertible or exchangeable or the method by which any such portion shall be determined, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders, Wabash, or such other person the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such debt securities;

(6)	the date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable;

(7)	the rate or rates, or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

(8)

the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the date or dates on which any such interest will be payable, the regular record dates for the interest payment dates, or the method by which the regular record dates are to be determined, the person to whom such interest will be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(9)

the place or places where the principal of (and premium, if any) and interest and any additional amounts related to specified taxes imposed on the holders of such debt securities, or “Additional Amounts,” on such debt securities will be payable, where such debt securities may be surrendered for conversion or registration of transfer or exchange, and where notices or demands to or upon Wabash in respect of such debt securities and the applicable Indenture may be served;

(10)

the date or dates on which, or period or periods within which, the price or prices at which, the currency in which, and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of Wabash, if Wabash is to have such an option;

(11)

the obligation, if any, of Wabash to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the date or dates on which, or period or periods within which, the price or prices at which, the currency or currencies in which, and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(12)

if other than U.S. dollars, the foreign currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(13)

whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on one or more currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined;

(14)	whether such debt securities will be secured or unsecured and if secured, the nature of the collateral securing the debt securities;

(15)	whether such debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

(16)

any deletions from, modifications of or addition to the events of default or covenants of Wabash with respect to such debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the applicable Indenture;

(17)

whether the principal of (and premium, if any) or interest or Additional Amounts, if any, on such debt securities are to be payable, at the election of Wabash or a holder, in one or more currencies other than that in which such debt securities are payable in the absence of the making of such an election, the date or dates on which, or period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such debt securities are payable in the absence of the making of such an election and the currency or currencies in which such debt securities are to be payable upon the making of such an election;

(18)

whether such debt securities will be issued in certificated or book-entry form and if in certificated form, the form and/or terms of the certificates or other documents and the other conditions to be satisfied;

(19)

whether such debt securities will be in registered or bearer form, or both, the terms, if any, on which securities in registered form and in bearer form may be exchanged for each other, and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

(20)	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable Indenture, and any provisions in modification of, in addition to or in lieu of such provisions;

(21)	if such debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

(22)	whether and to what extent such debt securities will be guaranteed by a guarantor and the identity of such guarantor;

(23)	provisions, if any, granting special rights to the holders of such debt securities upon the occurrence of such events as may be specified;

(24)

whether and under what circumstances Wabash will pay Additional Amounts as contemplated in the applicable Indenture on such debt securities to any holder thereof who is not a U.S. person and, if so, whether Wabash will have the option to redeem such debt securities in lieu of making such payment and the terms of any such option;

(25)	the name of the applicable trustee and the address of its corporate trust office and, if other than the trustee, the name of each security registrar and paying agent;

(26)	the date as of which any debt securities in bearer form and any temporary global security shall be dated if other than the date of original issuance; and

(27)	any other terms of such debt securities not inconsistent with the provisions of the applicable Indenture.

Debt securities offered by means of this prospectus may be original issue discount securities, in that they provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. If they are original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to such securities will be described in the applicable prospectus supplement.

Neither Indenture contains any other provisions that would limit the ability of Wabash to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Wabash or in the event of a change of control of Wabash.

The rights of Wabash and its creditors, including holders of debt securities offered by means of this prospectus, to participate in the assets of Wabash’s subsidiaries upon the liquidation or recapitalization of such subsidiaries or otherwise will be subject to the prior claims of such subsidiaries’ respective secured and unsecured creditors (except to the extent that claims of Wabash itself as a creditor may be recognized).

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series offered by means of this prospectus in registered form will be issuable in denominations of $1,000 and integral multiples thereof and in bearer form will be issuable in denominations of $5,000, except that securities issued in global form may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest and any Additional Amounts on any series of debt securities offered by means of this prospectus will be payable at the office or agency designated by Wabash in accordance with the Indenture. Unless otherwise specified in the applicable prospectus supplement, payment of interest on any such series of debt securities to the holders thereof on any regular record date will be made (1) to each person entitled thereto having an aggregate principal amount of debt securities of $1,000,000 or less, by check mailed to the address of such person as it appears in the security register and (2) to each person entitled thereto having an aggregate principal amount of debt securities of more than $1,000,000, either by check mailed to such person or, upon application by any such person to the security registrar not later than the applicable record date, by wire transfer in immediately available funds to such person’s account within the United States. Such an application will remain in effect until such person notifies the security registrar in writing to the contrary. In the case of any securities issued in bearer form, payment of interest may be made, at Wabash’s option, by transfer to an account maintained by the payee with a bank located outside the United States.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest and any Additional Amounts on any debt securities in global form registered in the name of or held by The Depository Trust Company, or “DTC,” or its nominee will be payable to DTC or its nominee as the registered holder thereof.

Unless otherwise specified in the applicable prospectus supplement, any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security offered by means of this prospectus, or “Defaulted Interest,” will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date, which we refer to as the “Special Record Date,” for the payment of such Defaulted Interest to be fixed by the applicable trustee, with notice thereof to be given to the holder of such debt security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered by means of this prospectus will be exchangeable for other debt securities in registered form of the same series and of a like aggregate principal amount and tenor of any authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee or at an office or agency established by Wabash in accordance with the Indenture. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered by means of this prospectus may be surrendered for registration of transfer thereof at the corporate trust office of the trustee or other office or agency referred to above. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities (other than specified exchanges not involving a transfer), but Wabash may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by Wabash with respect to any series of debt securities, Wabash at any time may rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that Wabash will be required to maintain a transfer agent in each place of payment for such series. Wabash at any time may designate additional transfer agents with respect to any series of debt securities offered by means of this prospectus.

Wabash may change the paying agent or security registrar under either Indenture without prior notice to the holders of the series of debt securities outstanding thereunder, and also may act as the paying agent and security registrar for such series.

Neither Wabash nor the trustee for any series of debt securities offered by means of this prospectus will be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption (or, in the case of bearer securities, the date of first publication of such notice);

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

•	exchange debt securities in bearer form selected for redemption except for an exchange for any debt security that is registered in the security register of that series and of like tenor; or

•

issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Covenants

Existence. Except as described under “Consolidation, Merger and Sale of Assets” below, Wabash and each guarantor, if any, of the debt securities is required to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except that (a) neither Wabash nor any such guarantor is obligated to preserve any right or franchise and (b) none of the guarantors is obligated to preserve its existence, in either case if Wabash determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities issued under the Indenture.

Maintenance of Properties. Wabash will cause, and will cause each of its subsidiaries to cause, all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Wabash may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except that Wabash and any subsidiary may discontinue the operation and maintenance of any such properties if it determines that the discontinuance thereof is no longer desirable in the conduct of its business and is not disadvantageous in any material respect to the holders of the debt securities issued under the Indenture.

Insurance. Wabash will, and will cause each of its subsidiaries to, keep all of its insurable properties adequately insured against loss or damage with insurers of recognized responsibility in commercially reasonable amounts and types.

Payment of Taxes and Other Claims. Wabash will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of Wabash or any subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of Wabash or any subsidiary, unless such lien would not have a material adverse effect upon such property, except that Wabash will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (b) for which Wabash has set apart and maintains an adequate reserve.

Delivery of SEC and Other Reports to the Trustee. Wabash will ensure delivery to the trustee within 15 calendar days after it files annual and quarterly reports, information, documents and other reports with the SEC, copies of such reports and information, documents and other reports which Wabash is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If Wabash at any time is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will continue to provide the trustee with reports containing substantially the same information as Wabash would have been required to file with the SEC if Wabash had continued to have been subject to such reporting requirements. In such event, Wabash will provide the trustee with such reports at the times at which Wabash would have been required to provide the reports if it had continued to have been subject to such reporting requirements.

Additional Covenants. Any additional material covenants of Wabash contained in an Indenture for a series of debt securities offered by means of this prospectus, or any deletions from or modifications of the covenants described above, will be described in the prospectus supplement relating to such series.

Consolidation, Merger and Sale of Assets

Each Indenture provides that Wabash shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, another person, unless (1) the resulting, surviving or transferee person (if not Wabash) is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such entity (if not Wabash) expressly assumes by supplemental indenture, executed and delivered to the trustee in form reasonably satisfactory to the trustee, all of the obligations of Wabash under the applicable series of debt securities and such Indenture, (2) immediately after giving effect to such transaction, no default has occurred and is continuing under such Indenture and (3) Wabash delivers, or causes to be delivered to the trustee, in a form reasonably satisfactory to the trustee, an officers’ certificate and opinion of counsel to the effect that the consolidation, merger, sale, conveyance, transfer, lease or other disposition complies with the requirements of the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and shall be substituted for, and may exercise every right and power of, Wabash under the applicable Indenture.

Events of Default, Notice and Waiver

Each Indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

(1)

default in any payment of interest on, or any Additional Amounts payable in respect of, any debt security of such series when due and payable, which default continues for a specified period of days after the date when due and payable;

(2)

default in the payment of the principal amount of (or premium, if any, on) any debt security of such series when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

(3)	failure by Wabash to comply with its obligations under “Consolidation, Merger and Sale of Assets;”

(4)

failure by Wabash for a specified period of days after written notice from the trustee or the holders of a specified amount in principal amount of such series of debt securities then outstanding has been received by Wabash to comply with any of its other agreements contained in the applicable Indenture; and

(5)	certain events of bankruptcy, insolvency, or reorganization relating to Wabash or any Significant Subsidiary of Wabash or any guarantor of any debt security of such series.

The term “Significant Subsidiary” means each significant subsidiary of Wabash as defined in Regulation S-X promulgated under the Securities Act of 1933.

The prospectus supplement relating to a particular series of debt securities may contain information relating to deletions from, modifications of or additions to this list of events of default.

If an Event of Default under either Indenture with respect to debt securities of any series offered by means of this prospectus at the time outstanding, other than an Event of Default specified in clause (5) above, occurs and is continuing, then in every such case the trustee or the holders of not less than a specified amount in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the outstanding debt securities of that series to be due and payable immediately by written notice thereof to Wabash (and to the applicable trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. If an Event of Default specified in clause (5) above occurs, all unpaid principal of and accrued interest on the outstanding debt securities of that series (or such lesser amount as may be provided for in the debt securities of such series) shall ipso facto become and be immediately due and payable without any declaration or other act on the party of the trustee or any holder of any debt security of that series.

At any time after a declaration of acceleration with respect to debt securities of the applicable series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences if (1) Wabash shall have paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest, and any Additional Amounts, on the debt securities of such series, plus certain fees, expenses, disbursements and advances of the trustee and (2) all Events of Default, other than the non-payment of principal (or premium, if any) or interest on debt securities of such series, have been cured or waived as provided in the applicable Indenture. Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or interest or any Additional Amounts on any debt security of such series, (b) in the conversion or exchange of the debt securities in accordance with their terms or (c) in respect of a covenant or provision contained in the applicable Indenture that may not be modified or amended without the consent of the holders of all outstanding debt securities affected thereby.

Each trustee is required to give notice to the holders of debt securities within 90 days after a default under the applicable Indenture, except that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest or any Additional Amounts on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of the trustee consider in good faith such withholding to be in the interest of such holders.

Each Indenture provides that no holders of debt securities of any series offered by means of this prospectus may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the case of failure of the trustee thereunder, for a specified period of days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than a specified amount in principal amount of the outstanding debt securities of such series (and no direction inconsistent with such written request has been given to the trustee by holders of a majority in principal amount of the outstanding debt securities of that series), as well as an offer of indemnity reasonably satisfactory to it. This provision, however, will not prevent any holder of such debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on, and any Additional Amounts payable with respect to, such debt securities at the respective due dates thereof or for the enforcement of any conversion right in such debt securities.

Subject to provisions in each Indenture relating to its duties in case of default, each trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any holders of any series of debt securities offered by means of this prospectus then outstanding under such Indenture, unless such holders shall have offered to the applicable trustee reasonable security or indemnity satisfactory to the trustee. The holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee, however, may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining in such direction.

Within 120 days after the close of each fiscal year, Wabash and each guarantor, if any, of any series of debt securities offered by means of a prospectus supplement must deliver to each trustee a certificate, signed by one of several specified officers, as to such officer’s knowledge of its compliance with all conditions and covenants of the applicable Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof.

Modification of the Indentures

Subject to specified exceptions, each Indenture and any series of debt securities outstanding under such Indenture may be amended by a supplemental indenture with the consent of the holders of at least a majority in principal amount of such outstanding series of debt securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of debt securities) and, subject to specified exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of at least a majority in principal amount of such outstanding series of debt securities. However, without the consent of each holder of an outstanding debt security of such series affected thereby, no amendment may, among other things:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the stated time for payment of interest on any debt security;

•	reduce the principal amount of, or extend the stated maturity of, any debt security;

•	make any change that adversely affects the conversion rights, if any, of any debt security;

•	make any debt security payable in money other than that stated in such debt security;

•

impair the right of any holder to receive payment of principal (and premium, if any) and interest on, or any Additional Amounts payable with respect to, such holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s debt security; or

•	modify the foregoing amendment provisions or the provisions relating to waivers of past defaults, except to increase the percentage of the principal amount of the debt securities whose holders are required to consent to an amendment or waiver, or to provide that certain other provisions of the applicable Indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of not less than a majority in principal amount of any series of debt securities outstanding under either Indenture have the right to waive compliance by Wabash with certain covenants in the applicable Indenture with respect to that series of debt securities.

Modifications and amendments of each Indenture may be made by Wabash and the applicable trustee without the consent of any holder of debt securities issued thereunder to:

•	cure any ambiguity, omission, defect or inconsistency contained in the Indenture;

•	provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of Wabash under the Indenture;

•

provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code);

•	add guarantees with respect to the debt securities;

•	secure the debt securities;

•	add to the covenants of Wabash for the benefit of the holders of the debt securities, or to surrender any right or power conferred upon Wabash;

•	comply with any requirement of the SEC to effect the qualification of the Indenture under the Trust Indenture Act; or

•	make any change that does not materially and adversely affect the rights of the holders of the debt securities.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Each Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, (1) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be (or shall have been declared to be) due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (2) the principal amount of a debt security denominated in a foreign currency or currencies that will be deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in clause (1) above), (3) the principal amount of an indexed security that will be deemed outstanding will be the principal face amount of such indexed security on the issue date, unless otherwise provided with respect to such indexed security pursuant to the applicable Indenture, and (4) debt securities owned by Wabash or any other obligor upon the debt securities or any affiliate of Wabash or of such other obligor will be disregarded.

Each Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called by the trustee, by Wabash, pursuant to a resolution adopted by its board of directors, or by the holders of not less than 10% in principal amount of the outstanding debt securities of such series, in any such case upon satisfaction of any conditions and upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. Notwithstanding the foregoing, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, except that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series, (1) there shall be no minimum quorum requirement for such meeting and (2) the holders of the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture.

Discharge, Defeasance and Covenant Defeasance

Wabash may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable at their stated maturity within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of the principal (and premium, if any) and interest and Additional Amounts payable to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or date of redemption, as the case may be.

Each Indenture provides that, if the provisions of the relevant Article of such Indenture are made applicable to the debt securities of (or within) any series pursuant to such Indenture, Wabash may elect either (1) to effect a “defeasance,” in which case it will be discharged from any and all obligations with respect to such debt securities (except for the obligation to pay Additional Amounts, if any, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), or (2) to effect a “covenant defeasance,” in which case it will be released from its obligations with respect to the covenants described under “- Certain Covenants” or, if provided pursuant to such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities. Such defeasance or covenant defeasance shall be effected upon the irrevocable deposit by Wabash with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at their stated maturity, or Government Obligations (as described below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may be established only if, among other things, Wabash has delivered to the applicable trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

Each Indenture defines “Government Obligations” to mean securities which are (1) direct obligations of the United States of America or any government or governments which issued the foreign currency or currencies in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or any such other government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof. Government Obligations will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, except that (other than as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable supplemental indenture relating to any series of debt securities, if after Wabash has deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as described below) occurs in respect of the currency in which such deposit has been made, the indebtedness represented by such debt security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such debt security as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate. Each Indenture defines “Conversion Event” to mean the cessation of use of (a) a foreign currency other than the Euro both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the Euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (c) any currency for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars. If Wabash effects a covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of an Event of Default, the amount in such currency in which such debt securities are payable, and Government Obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. Wabash, however, would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the Senior Debt Securities Indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Subordinated Debt Securities

To the extent provided in the Subordinated Debt Securities Indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior indebtedness, which is defined below. If there is a distribution to creditors of Wabash in a liquidation or dissolution of Wabash, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Wabash, the holders of senior indebtedness will first be entitled to receive payment in full of all amounts due on the senior indebtedness (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, general creditors of Wabash may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior indebtedness.

The Indentures will place no limitation on the amount of senior indebtedness that we may incur. We expect to incur from time to time additional indebtedness constituting senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

The Subordinated Debt Securities Indenture defines “senior indebtedness” as the principal of, and premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of Wabash, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Wabash, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior indebtedness does not include:

•

indebtedness that expressly provides that such indebtedness (1) shall not be senior in right of payment to the subordinated debt securities, (2) shall be equal or junior in right of payment to the subordinated debt securities, or (3) shall be junior in right of payment to any of Wabash’s other indebtedness;

•

any indebtedness of Wabash to any of its majority-owned subsidiaries, other than indebtedness to Wabash’s majority-owned subsidiaries arising by reason of guarantees by Wabash of indebtedness of such subsidiary to a person that is not Wabash’s subsidiary; and

•	indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.

Paying Agents

We may appoint one or more other financial institutions to act as our paying agents. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for the debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of debt securities will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder. Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

The Trustee

We may appoint one or more institutions to act as trustees. We will identify trustees and provide additional information about trustees in a prospectus supplement. The trustee for the Senior Debt Securities Indenture is currently Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

General

Our certificate of incorporation provides that we may issue up to 25,000,000 shares of preferred stock, par value $.01 per share. As of the date of this prospectus, we had no outstanding preferred stock.

The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation and bylaws and any applicable certificates of designation to our certificate of incorporation designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although our board of directors does not have this intention at the present time, it could establish a series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof.

Terms

The board of directors is authorized, subject to limitations prescribed by law and the Company’s certificate of incorporation, to provide for the issuance of shares of preferred stock in series, by filing a certificate pursuant to applicable law of the State of Delaware, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of common stock, without a vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of preferred stock.

Reference is made to the prospectus supplement relating to the preferred stock offered thereby for the specific terms thereof, including:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

•	the date from which dividends on the preferred stock shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

•	any other specific material terms, preferences, rights, limitations or restrictions of the preferred stock.

Voting Rights

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Stockholder Liability

Delaware law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligations.

Transfer Agent and Registrar

The transfer agent and registrar for any preferred stock that may be issued will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

As of the date of this prospectus, there are no outstanding warrants.

We may issue warrants for the purchase of common stock, debt securities, preferred stock or any combination of the foregoing securities. Warrants may be issued independently or together with our securities offered by any prospectus supplement. Series of warrants may be issued under a separate warrant agreement. The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

•	the number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the prices of the warrants may be payable;

•	securities for which the warrants are exercisable;

•	whether the warrants will be issued with any other securities and, if so, the amount and terms of those securities;

•

the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	the minimum or maximum amount of such warrants, if any, that may be exercised at any one time;

•	any material risk factors relating to such warrants; and

•	any other material terms of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire, securities in various private or other transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of shares of our common stock or other relevant securities beneficially owned by such selling securityholders that are covered by such prospectus supplement.

LEGAL MATTERS

The legal validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP.

EXPERTS

The consolidated financial statements of Wabash National Corporation appearing in Wabash National Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2022 and the effectiveness of Wabash National Corporation’s internal controls over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal controls over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Wabash National Corporation

Common Stock

Debt Securities

Preferred Stock

Warrants

Units

PROSPECTUS

The date of this prospectus is March 10, 2023

We are responsible for the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for, and could provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing fees		**
Miscellaneous		**
Total		**

*	Deferred in reliance on Rule 456(b) and 457(r).
**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Delaware General Corporation Law. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation. Article TENTH of our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by law and that directors shall not be liable for monetary damage to us or our stockholders for breach of fiduciary duty, except to the extent not permitted under the DGCL.

Bylaws. Our amended and restated bylaws, as amended, provide that any director or officer who was or is a party or is threatened to be made a party to any action or proceeding by reason of his or her services to us will be indemnified to the fullest extent permitted by the DGCL.

Indemnification Agreements. The board of directors has adopted a form of indemnification agreement for our directors, which provides a contractual right in certain circumstances to indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising as a result of such individual’s relationship with us, and the advancement of expenses for the same.

Insurance. We maintain directors and officers liability insurance, which covers our directors and officers against certain claims or liabilities arising out of the performance of their duties.

Item 16.	Exhibits.

The following is a list of all exhibits filed as part of this registration statement on Form S-3.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of the Company, as amended (1)

3.2	Amended and Restated Bylaws of the Company, as amended (2)

4.1	Specimen Stock Certificate (3)

4.2	Senior Debt Securities Indenture, dated April 23, 2012, between the Company and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (4)

4.3	Form of Subordinated Debt Securities Indenture (5)

4.4*	Form of Certificate Evidencing Senior Debt Securities

4.5*	Form of Certificate Evidencing Subordinated Debt Securities

4.6*	Form of Preferred Stock Certificate

4.7*	Form of Warrant Agreement

4.8*	Form of Warrant Certificate

4.9*	Form of Unit Agreement

5.1	Opinion of Foley & Lardner LLP (6)

23.1	Consent of Ernst & Young, Independent Registered Public Accounting Firm (6)

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (6)

25.1	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Securities Indenture (6)

25.2*	Statement of Eligibility of Trustee on Form T-1 for Subordinated Debt Securities Indenture

107	Filing fee table

(1)	Incorporated by reference to the Registrant’s Form 10-Q filed on November 1, 2011 (File No. 001-10883)
(2)	Incorporated by reference to the Registrant’s Form 8-K filed on February 22, 2022 (File No 001-10883)
(3)	Incorporated by reference to the Registrant’s registration statement on Form S-3 (Registration No. 333-27317) filed on May 16, 1997
(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 23, 2012 (File No. 001-10883)
(5)	Incorporated by reference to the Company’s Registration Statement on Form S-3 filed on February 28, 2014 (File No. 333-194251)
(6)	Filed herein
*

To be filed, if necessary, subsequent to the effectiveness of this registration statement as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.

Item 17.	Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Indiana, on March 10, 2023.

WABASH NATIONAL CORPORATION

By:	/s/ Michael N. Pettit
Michael N. Pettit Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent L. Yeagy	President and Chief Executive Officer, Director	March 10, 2023
Brent L. Yeagy	(Principal Executive Officer)

/s/ Michael N. Pettit	Senior Vice President and Chief Financial Officer	March 10, 2023
Michael N. Pettit	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	March 10, 2023
Larry J. Magee

*	Director	March 10, 2023
Therese M. Bassett

*	Director	March 10, 2023
John G. Boss

*	Director	March 10, 2023
Trent J. Broberg

*	Director	March 10, 2023
Ann D. Murtlow

*	Director	March 10, 2023
Sudhanshu S. Priyadarshi

*	Director	March 10, 2023
Scott K. Sorensen

*	Director	March 10, 2023
Stuart A. Taylor II

*

The undersigned hereby signs this registration statement on Form S-3 on behalf of each of the indicated persons for whom she is attorney-in-fact pursuant to powers of attorney filed with this registration statement.

By:	/s/ M. Kristin Glazner
M. Kristin Glazner, Attorney-in-Fact